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                                                                    EXHIBIT 99.1


                         WESTLAKE CHEMICAL CORPORATION

                 LETTER TO DEPOSITORY TRUST COMPANY PARTICIPANTS
                          FOR TENDER OF ALL OUTSTANDING
                          8 3/4% SENIOR NOTES DUE 2011
                           IN EXCHANGE FOR REGISTERED
                          8 3/4% SENIOR NOTES DUE 2011

  FULLY AND UNCONDITIONALLY GUARANTEED BY ALL DOMESTIC RESTRICTED SUBSIDIARIES
                        OF WESTLAKE CHEMICAL CORPORATION

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  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
  [__________], 200[_], UNLESS EXTENDED. OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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To Depository Trust Company Participants:

         We are enclosing with this letter the materials listed below relating to the offer by Westlake Chemical Corporation to exchange its 8 3/4% Senior Notes due 2011 fully and unconditionally guaranteed by all of its domestic restricted subsidiaries (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, for a like principal amount of its issued and outstanding unregistered 8 3/4% Senior Notes due 2011 fully and unconditionally guaranteed by all of its domestic restricted subsidiaries (the "Old Notes"), upon the terms and subject to the conditions set forth in Westlake's prospectus dated [__________], 200[_] and the related letter of transmittal.

         We are enclosing copies of the following documents:

         1. Prospectus dated [__________], 200[_];

         2. Letter of transmittal, together with accompanying Substitute Form W-9 Guidelines;

         3. Notice of guaranteed delivery; and

         4. Letter that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining that client's instruction with regard to the exchange offer.

         We urge you to contact your clients promptly. Please note that the exchange offer will expire at 5:00 p.m., New York City time, on [__________], 200[_], unless extended.

         The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

         Pursuant to the letter of transmittal, each holder of Old Notes will represent to Westlake and the guarantors that:

         o any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes;

         o such person does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act;

         o such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of Westlake or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

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         o        if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes;

         o if such person is a broker-dealer, it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

         o if such person is a broker-dealer, it did not purchase the Old Notes to be exchanged for the New Notes from Westlake or any guarantor; and

         o such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

         The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

         Westlake will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes under the exchange offer. Westlake will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed letter of transmittal.

         Additional copies of the enclosed materials may be obtained from us upon request.

                                         Very truly yours,

                                         JPMORGAN CHASE BANK




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